Exhibit 10.1

NORTH SPRINGS PROPERTY

EXPLORATION AND MINING LEASE AND OPTION TO PURCHASE AGREEMENT

This  Exploration and Mining  Lease  and  Option  to  Purchase  Agreement  (the “Agreement”)  is  made  and entered into this 23 day of July, 2011 by and between Mountain Gold Claims, LLC. Series 15, (“MGC”) a Nevada limited liability company, and Lane A. Griffin (“Griffin”), (collectively hereinafter MGC and Griffin shall be referred to as “Owner”), and North Springs Resources Corp., a Nevada corporation (“Lessee”).

Recitals

A.

Owner owns or controls the North Springs Property which consists of 16 unpatented lode-mining claims located on BLM lands in the Mineral Ridge Mining District on the southwest flank of the Silver Peak Range, Esmeralda County, Nevada.  The North Springs Property claims are described in greater detail in Exhibit A attached hereto.  Collectively, the North Springs Property, including but not limited to the claims, shall be referred to as the “Property.”

B.

Owner desires to lease the Property to Lessee and to grant to Lessee the option to purchase the Property on the terms and conditions of this Agreement.

Now, therefore, in consideration of their mutual promises, the parties agree as follows:

1.

Definitions.  The following defined terms, wherever used in this Agreement, shall have the meanings described below:

1.1

“Area of Interest” or “AOI” shall mean the geographic area and legal description exterior to the boundary of the claims and effective as of the Property as it exists on the Effective Date.  The AOI shall be defined as: T 1S, R38E, sections 28, 29, 30, 31 32, and 33, and T 2S, R38E, sections 4, 5 and N ½ 6.

1.2

“Closing” means the delivery and exchange of documents and payments described in Section 5.

1.3

“Closing Date” means the date on which Lessee’s purchase of the Property is closed in accordance with Section 5.

1.4

“Data” means any and all factual and interpretative, written, hard copy and digital geological, geochemical and geophysical data, including but not limited to reports, documents correspondences, maps, drill logs, drill chips trays, core, coarse rejects, pulps, core tests, hand samples, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and all other information present, acquired, generated, delivered to or in Lessee’s possession.

1.5

“Deed” means the conveyance, included as Exhibit C, which Owner is obligated to execute and deliver to Lessee on Lessee’s exercise and closing of the Option in accordance with Section 5.5.

1.6

“Effective Date” means July 23, 2011.

1.7

“Governmental Regulations” means all   directives, laws, orders, ordinances, regulations and statutes of any federal, state or local agency, court or office.

1.8

“Interest Rate” means LIBOR plus two percent (2%) per annum.

1.9

“Lease Year” means each one (1) year period following the Effective Date and each anniversary of the Effective Date.

1.10

“Lessee” means North Springs Resources Corp., a Nevada Corporation, and its successors and assigns.

1.11

“Minerals”  means  all  minerals  and  mineral  materials, including  gold,  silver, platinum  and  platinum  group  metals,  base  metals, antimony,  chromium,  cobalt, copper, lead, manganese, mercury, nickel, molybdenum, titanium, tungsten, zinc), and other metals and mineral materials, , that are on, in or under the Property.

1.12

“Minimum  Payments”  means  the  minimum  payments  payable  by  Lessee  in accordance with Section 4.1.

1.13

“Net Smelter Returns or NSR” means the net smelter returns from the production of Minerals from the Property as calculated and determined in accordance with Exhibit B attached to the Deed.

1.14

“Option” means the option to purchase the Property granted by Owner to Lessee in accordance with Section 5.

1.15

“Owner”   means   collectively   Mountain   Gold   Claims, LLC Series 15, (“MGC”) a Nevada limited liability company, and Lane A. Griffin (“Griffin”), and their successors and assigns.

1.16

“Property” means the North Springs Property unpatented mining claims and the “Area of Interest” (AOI) more particularly described in Exhibit A attached hereto and by this reference incorporated in this Agreement.

1.17

“Purchase Price” means the purchase price for the Property described In Section 5.

1.18

“Royalty” means the production royalty payable in cash or in-kind by Lessee to Owner in accordance with Section 4.2.

2.

Lease and Grant of Rights.  Owner leases the Property to Lessee and grants Lessee the rights and privileges described in this Section 2.

2.1

Lease.  Owner leases the Property to Lessee for the purpose of exploration for Minerals. Lessee shall have the right to conduct all customary mineral exploration activities including, but not limited to geological mapping, soil sampling, rock chip sampling, geophysical surveys, trenching, drilling, and excavation of test pits for bulk samples subject to appropriate state federal permitting. Lessee shall further have the right to develop and mine such Minerals in accordance with all Federal and State laws and regulations.

2.2

Water Rights.  Subject to the regulations of the State of Nevada concerning the appropriation and taking of water, Lessee shall have the right to appropriate and use water, to drill wells for the water on the Property and to lay and maintain all necessary water lines as may be required by Lessee in its operations on the Property. If lessee acquires or files any application for appropriation or a permit, it shall cause each such application and permit to be taken jointly in the names of Owner and Lessee. On termination of this Agreement, except on Lessee’s exercise and closing of the Option, Lessee shall assign and convey to Owner all permits and water rights appurtenant to the Property, which are acquired by Lessee during the term of the Agreement. If Lessee exercises and closes on the Option, Owner shall assign and convey to Lessee all permits and water rights appurtenant to the Property.

3.

Term.  The initial term of this Agreement shall commence on the Effective Date and shall expire ten (10) years after the Effective Date, unless this Agreement is sooner terminated, canceled or extended.  Owner grants to Lessee and Lessee shall have the option and right to extend the term of this Agreement for five (5) additional extension terms of one (1) year each.  If Lessee elects to extend the term of this Agreement, Lessee shall notify Owner or may extend the term by paying the Minimum Payment for the proposed extension term.

4.

Payments.  Lessee shall make the following payments to Owner:

4.1

Minimum Payments.  On the dates described below, Lessee shall pay to Owner, on a pro rata basis based on Ownership which is 50 % to MGC and 50 % to Griffin, the following rental payments described below:

Date                                                          Payment Amount

Within 10 days of the Effective Date

$9,000.00

First anniversary of the Effective Date

$12,000.00

Second anniversary of the Effective Date

$15,000.00

Third anniversary of the Effective Date

$25,000.00

Fourth anniversary of the Effective Date

$30,000.00

Fifth anniversary thereafter of the Effective Date

$50,000.00

The Minimum Payments shall be nonrefundable. The Minimum Payments shall be credited against the Royalty, but not the Purchase Price.  The Minimum Payment which is due within 15 days of the Effective Date shall be delivered and received by Owners or this Agreement shall be null and void and Lessee shall have no rights, title or interest to this Agreement, unless modified and agreed upon in writing by both parties.

4.2

Production Royalty.   Lessee shall pay to Owner a production royalty equal to two percent (2%) of the Net Smelter Returns (“NSR”) from the production or sale of Minerals from the Property.  Lessee shall calculate and pay the Royalty in accordance with Exhibit B attached to the Deed, included as Exhibit C.  Lessee shall pay the Royalty within one (1) month after the last day of each month during which Lessee sells or ships any Minerals or products of Minerals produced from the Property. Lessee shall have the option to purchase a portion of the Royalty representing one percent (1%) of the NSR for one million one hundred thousand dollars ($1.1 million), in accordance with the terms of the Deed.  Lessee may exercise its option to purchase such part of the Royalty at any time during the term of this Agreement or during the time prescribed in the Deed. At Owner discretion and election, the payment of Precious Metals NSR Royalty may be paid in Cash or In-kind as defined in Exhibit B. All payments shall be accompanied by a statement explaining the manner in which the payment was calculated.

4.3

Method of Payment.  All payments by Lessee to Owner shall be paid by check or wire transfers at each Owner’s sole discretion, and delivered to Owner at its address for notice purposes or by wire transfer to an account designated by each Owner.  Payments shall be delivered to Owner in the amounts of: MGC 50% and Griffin 50%.  All payments and sums referred to in this Agreement shall be in United States currency.

4.4

Common Shares. Owner shall receive the following shares of Lessee common stock, which shall be distributed to Mountain Gold Holdings, LLC Series S 50% and to Griffin 50% accordingly:

a)

1,000,000 restricted shares of Lessee common stock within ten (10) days of the Effective Date or this Agreement shall be null and void and Lessee shall have no rights, title or interest to this Agreement, unless modified and agreed upon in writing by both parties.

The shares of Lessee common stock shall be deemed fully paid and non-assessable, and issued in compliance with all applicable federal and state securities laws. The Owner will have the same privileges and rights as all other holders of Lessee common stock.   The stock shall be issued and delivered to the Owner based on their appropriate interest in the Property.  Owner acknowledges that the stock evidencing the shares shall bear a legend indicating that the shares have not been registered under the Securities Act of 1933, as amended, and are restricted securities for purposes of U.S. federal securities laws.  The shares of Lessee common stock being issued to Owner may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act and that there is an applicable exemption under the Act.   Lessee shall not unreasonably delay, interfere with or hinder Owners’ request to remove any restrictive legend associated with the shares so long as such request is in compliance with U.S. federal securities laws.

4.5

Late Charge and Interest.  Lessee acknowledges that late payment by Lessee to Owner of Minimum Payments, Royalty or other payment or sums due from Lessee will cause Owner to incur costs not contemplated by this Agreement, the exact amount of which will be extremely difficult to ascertain.  Accordingly, if any Minimum Payment, Royalty or any other amount due and payable by Lessee is not received by Owner within ten (10) days after such amount is due, then Lessee shall pay to Owner a late fee equal to ten percent (10%) of such overdue amount.  The parties agree that such late fee represents a fair and reasonable estimate of the costs Owner will incur by reason of any late payment by Lessee.  Owner acceptance of such late charge shall not constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Owner from exercising any of Owners other rights and remedies granted under this Agreement.  If any Minimum Payment, Royalty or other amount payable by Lessee remains delinquent for a period in excess of thirty (30) days, Lessee shall pay to Owner, in addition to the late payment, interest from and after the due date based on the Interest Rate.  Lessee’s payment of such interest shall not excuse or cure any default by Lessee.  If any Minimum Payments, Royalty or other stock issuances or amount payable by Lessee remains delinquent for a period in excess of thirty (30) days, then this Agreement shall be null and void and Lessee shall have no rights, titles or interests to this Agreement or the Property.

5.

Option.  Owner grants to Lessee the exclusive right to purchase the Property, subject to the Royalty  reserved  by  Owner,  and  subject  to  Lessee’s  obligations  under  the  conveyance executed and  delivered by Owner  on the closing of the Option.   The Purchase Price for the Property shall be Four Hundred Thousand Dollars ($400,000.00).  The Minimum Payments payable by Lessee to Owner in accordance with Section 4.1 shall not be credited against the Purchase Price. Lessee’s payment of the Purchase Price shall not be credited against the Royalty.

5.1

Notice of Election.  If Lessee elects to exercise the Option, Lessee shall deliver written notice to Owner during the Term of this Agreement.  Following Owner’ receipt of Lessee’s notice to exercise the Option, the parties shall make diligent efforts to close the conveyance of the Property within thirty (30) days thereafter.

5.2

Real Property Transfer Taxes.  Lessee shall pay the real property transfer taxes, if any, the costs of escrow and all recording costs incurred in closing of the Option.

5.3

Proration of Taxes.  Payment of any and all state and local real property and personal property taxes levied on the Property and not otherwise provided for in this Agreement shall be the responsibility of the Owner.

5.4

Payment on Closing.  On closing of the Option, Lessee shall pay the Purchase Price to Owner.

5.5

Conveyance on Closing.  If Lessee exercises and closes the Option, Owner shall execute and deliver to Lessee the Deed.  The parties shall complete the Deed by inserting the description of the Property and the schedule of the Minimum Payments.  Owner and Lessee shall execute and deliver such other written assurances and instruments as are reasonably necessary for the purpose of closing the purchase of the Property.

5.6

Effect of Closing.  On closing of the Option, Lessee shall own the Property, subject to the Royalty reserved by Owner and Lessee’s obligations stated in the Deed.

6.

Compliance With The Law.  Lessee shall, at Lessee’s sole cost, promptly comply with all Governmental Regulations relating to the  condition, use or occupancy of the Property by Lessee, including but not limited to all exploration and development work performed by Lessee during the term of this Agreement.  Lessee shall, at its sole cost, promptly comply with all applicable Governmental Regulations regarding reclamation of the Property and Lessee shall defend, indemnify and hold harmless Owner from any and all actions, assessment, mining claims, costs, fines, liability, and penalties arising from or related to Lessee’s failure to comply with any applicable Government Regulations.  Owner agrees to cooperate with Lessee in Lessee’s application for governmental licenses, permits and approvals the costs of which shall be borne by Lessee.

Lessee agrees that Lessee is will complete and is responsible to fence off all dangerous openings on the property and shall complete all necessary closure activities and repairs within thirty (30) days of the Effective Date.

7.

Lessee’s Work Practices and Reporting.

7.1

Work Practices.  Lessee shall work the Property in a miner-like fashion.

7.2

Inspection.  During the term of this Agreement, Owner shall be permitted to enter the Property and Lessee’s workings at all reasonable times for the purpose of inspection, but Owner shall enter on the Property at their own risk and in such a manner which does not unreasonably hinder, delay or interfere with Lessee’s operations.

7.3

Reports.  On or before each anniversary Lease Year during which this Agreement is effective, Lessee shall, at Lessee’s sole costs, deliver to Owner address as set forth in the Notice provision in Section 22 herein, a report which shall include a detailed breakdown of expenditures of Lessee’s activities conducted on the Property for the previous Lease Year, and a digital and hard copy of all new Data, as well as release letters from third parties of specific surveys and data generated that is owned and accessible by Owner.

8.

Scope of Agreement.  This Agreement shall extend to and include the unpatented mining claims described in Exhibit A of this Agreement and in the other exhibits which are part of this Agreement, and all other interests, mining claims and property rights made part of and subject to this Agreement in accordance with this Section 8.  All unpatented mining claims located by Owner or Lessee which are partially or wholly in the Area of Interest shall be located in Owner name and shall be part of and subject to this Agreement.  On location by a party of any mining claims in the Area of Interest, the locating party shall promptly notify the other party.  The parties shall execute and deliver an amendment of this Agreement, in recordable form, which provides that the newly located unpatented mining claims are part of the Property and are subject to this Agreement.  The amendment may be recorded by either party.

9.

Liens and Notices of Non-Responsibility.  Lessee agrees to keep the Property at all times free and clear of all liens, charges and encumbrances of any and every nature and description done made or caused by Lessee, and to pay, and defend, indemnify and hold harmless Owner from and against, all indebtedness and liabilities incurred by or for Lessee which may or might become a lien, charge or encumbrance; except that Lessee need not discharge or release any such lien, charge or encumbrance so long as Lessee disputes or contests the lien, charge or encumbrance and posts a bond sufficient to discharge lien acceptable to Lessee.  Subject to Lessee’s right to post a bond in accordance with the foregoing, if Lessee does not within thirty (30) days following the imposition of any such lien, charge or encumbrance, cause the same to be released of record, Lessee shall have, in addition to Lessee’s contractual and legal remedies, the right, but not the obligation, to cause the lien to be released by such manner as Lessee deems proper, including payment of the claim giving rise to such lien, charge or encumbrance.  All sums paid by Lessee for and all expenses incurred by it in connection with such purpose, including court costs and attorney’s fees, shall be payable by Lessee to Owner on demand with interest at the Interest Rate.   Lessee shall, at Lessee’s sole cost, file a Notice of Non-Responsibility in Owner name with the local County within 30 days of execution of this Agreement.

10.

Taxes.

10.1

Real Property Taxes.  Owner shall pay any and all taxes assessed and due against the Property before execution of this Agreement.  Lessee shall pay promptly before delinquency all taxes and assessments, general, special, ordinary and extraordinary, that may be levied or assessed during the Term of this Agreement upon the Property.  All such taxes for the year in which this Agreement is executed and for the year in which this Agreement terminates shall be prorated between Owner and Lessee, except that neither Owner nor Lessee shall be responsible for the payment of any taxes which are based upon income, net proceeds, production or revenues from the Property assessed solely to the other party.

10.2

Personal Property Taxes.  Each party shall promptly when due pay all taxes assessed against such party’s personal property, improvements or structures placed or used on the Property.

10.3

Income Taxes.  Lessee shall not be liable for any taxes levied on or measured by Owner income, net proceeds or payments made to Owner under this Agreement or under the Deed.

10.4

Delivery of Tax Notices.    If Owner receives tax bills or claims which are Lessee’s responsibility, Owner shall promptly forward them to Lessee for payment.

11.

Insurance and Indemnity.  Before the commencement of exploration, development and mining operations on the Property, Lessee shall, at Lessee’s sole cost, obtain and keep in force during the Term of this Agreement, a policy of commercial general liability insurance covering property damage and liability for personal injury occurring on or about the Property, with limits in the amount of at least one Million Dollars ($1,000,000) per occurrence for injuries to or death of person, one million dollars ($ 1,000,000) per occurrence for property damage, and with a contractual liability endorsement insuring Lessee’s performance of Lessee’s indemnity obligations of this Agreement.  Such policy shall name Owner as additional insured and contain a cross liability and severability endorsement.  Lessee’s insurance policy shall also be primary insurance, without right of contribution from any policy carried by Owner.  A certificate of insurance and a copy of Lessee’s insurance policy shall be provided to Owner before any exploration activities by Lessee or its agents or employees on the Property and shall provide that such policy is not subject to cancellation, expiration or change, except upon thirty (30) days prior written notice to Owner.

11.1

Waiver of Subrogation.  Lessee waives any and all rights of recovery against Owner, and against the partners, members, officers, employees, agents and representatives of the Owner, for loss or damage to the Property or injury to person to the extent such damage or injury is covered by proceeds received under any insurance policy carried by Lessee and in force at the time of such loss or damage.

11.2

Environmental.  Hazardous Materials means any material, waste, chemical, mixture or byproduct which:  (a) is or is subsequently defined, listed, or designated under Applicable Environmental Laws (defined below) as a pollutant, or as a contaminant, or as toxic or hazardous; or (b) is harmful to or threatens to harm public health, safety, ecology, or the environment and which is or hereafter becomes subject to regulation by any federal, state or local governmental authority or agency.  Applicable Environmental Laws means any applicable Federal, state, or local government law (including common law), statute, rule, regulation, ordinance, permit, license, requirement, agreement or approval, or any applicable determination, judgment, injunction, directive, prohibition or order of any governmental authority with jurisdiction at any level of Federal, state, or local government, relating to pollution or protection of the environment, ecology, natural resources, or public health or safety.

11.3

Lessee Hazardous Material Activities.  Lessee shall limit any use, generation, storage, treatment, transportation, and handling of Hazardous Materials in connection with Lessee’s use of the Property (collectively “Lessee Hazardous Materials Activities”) to those Hazardous Materials, and to quantities of them, that are necessary to perform activities permitted under this Agreement.  Lessee Hazardous Materials Activities include, without limitation, all such activities on or about the Property by Lessee’s employees, partners, agents, invitees, contractors and their subcontractors.  Lessee shall not cause or permit any Hazardous Materials to be disposed or abandoned at the Property.  Lessee shall cause all Lessee Hazardous Materials Activities to be performed in strict conformance to Applicable Environmental Laws.  Lessee shall promptly notify Owner of any actual or claimed violation of Applicable Environmental Laws in connection with Lessee Hazardous Materials Activities, and Lessee shall promptly and thoroughly cure any violation of Applicable Environmental Laws in connection with Lessee Hazardous Materials Activities.  If any governmental approval, consent, license or permit is required under Applicable Environmental Laws for Lessee to perform any portion of its work at the Property, including without limitation any air emission permits, before commencing any such work, Lessee shall be solely responsible, at Lessee’s expense, for obtaining and maintaining, and providing copies of, each approval, consent, license or permit. All Lessee Hazardous Materials Activities shall be performed by qualified personnel who have received proper training with respect to Hazardous Materials, including compliance with applicable OSHA laws and regulations.  Lessee shall cause all Hazardous Materials present at the Property in connection with Lessee Hazardous Materials Activities to be safely and securely stored, using double containment.  Lessee agrees that neither its use of the Property nor Lessee Hazardous Materials Activities shall result in contamination of the environment.

11.4

Spills of Hazardous Materials.  Lessee shall promptly notify Owner and each governmental regulatory entity with jurisdiction of any spills, releases, or leaks of Hazardous Materials that occur in connection with Lessee Hazardous Materials Activities or Lessee’s use of the Property, including but not limited to any resulting contamination of the environment (collectively “Lessee Contamination”).  Lessee further shall promptly notify Owner of any claims of which Lessee becomes aware regarding any actual or alleged Lessee Contamination.  Lessee shall be solely responsible at its expense for promptly, diligently and thoroughly investigating, monitoring, reporting on, responding to, and cleaning up to completion any and all such Lessee Contamination, in full conformance to Applicable Environmental Laws (collectively the “Lessee Environmental Response Work”).  All Lessee Environmental Response Work shall be reported to each governmental regulatory entity with jurisdiction on an ongoing basis, and Lessee shall diligently attempt to obtain written concurrence from such each such regulatory entity that all Lessee Environmental Response Work has been satisfactorily performed and completed.  Lessee at its expense shall keep Owner timely informed of Lessee’s progress in responding to any Lessee Contamination, including but not limited to providing Owner with copies, at Lessee’s expense, of all reports, work plans, and communications with governmental regulatory entities.

11.5

Removal of Stored Hazardous Materials.  Before the expiration or termination of this Agreement, and notwithstanding any other provision of this Agreement, and in full conformance to Applicable Environmental Laws, Lessee shall:  (a) cause to be properly removed from the Property all Hazardous Materials stored at the Property in connection with Lessee’s use of the Property or in connection with Lessee Hazardous Materials Activities; and (b) cause to be properly dismantled, closed and removed from the Property all devices, drums, equipment and containments used for handling, storing or treating Hazardous Materials Activities.  As part of the closure and removal activities described in the preceding sentence, Lessee shall cause to be performed representative environmental sampling of areas of the Property where such handling, storing or treating of Hazardous Materials occurred, to confirm that no contamination of the environment has resulted from any Lessee Hazardous Materials Activities.  Such sampling shall be performed by a qualified environmental consultant acceptable to Owner, and such consultant shall promptly issue a written report which describes the consultant’s data, findings, and conclusions, a copy of which shall be provided to Owner at Lessee’s expense.  If any Lessee Contamination is discovered, Lessee shall immediately initiate Lessee Environmental Response Work as prescribed in this Agreement.

11.6

Lessee’s Waiver and Indemnification.  Owner shall not be liable to Lessee and Lessee waives all claims against Owner for any injury to or death of any person or damage to or destruction of any personal property or equipment or theft of property occurring on or about the Property or arising from or relating to Lessee’s business conducted on the Property.  Lessee shall defend, indemnify and hold harmless Owner and its members, officers, directors, agents and employees from and against any and all claims, judgments, damage, demands, losses, expenses, costs or liability arising in connection with injury to person or property from any activity, work, or things done, permitted or suffered by Lessee or Lessee’s agents, partners, servants, employees, invitees or contractors on or about the Property, or from any breach or default by Lessee in the performance of any obligation on the part of Lessee to be performed under the terms of this Agreement (all of the foregoing collectively referred to hereinafter as General Indemnity Claims), excluding, however, the negligence of Owner of which negligence Owner has actual knowledge and reasonable time to correct.  Lessee agrees to defend all General Indemnity Claims on behalf of Owner, with counsel reasonably acceptable to Owner.  The obligations of Lessee contained in this Section shall survive the expiration of the term or sooner termination of this Agreement.

11.7

Owner’s Waiver and Indemnification.  Lessee shall not be liable to Owner and Owner waives all claims against Lessee for any injury to or death of any person or damage to or destruction of any personal property or equipment or theft of property occurring on or about the Property or arising from or relating to Owner’s business conducted on the Property prior to this Agreement. Owner shall defend, indemnify and hold harmless Lessee and its members, officers, directors, agents and employees from and against any and all claims, judgments, damage, demands, losses, expenses, costs or liability arising in connection with injury to person or property from any activity, work, or things done, permitted or suffered by Owner or Owner’s agents, partners, servants, employees, invitees or contractors on or about the Property, or from any breach or default by Owner in the performance of any obligation on the part of Owner performed prior to this Agreement (all of the foregoing collectively referred to hereinafter as General Indemnity Claims). Owner agrees to defend all General Indemnity Claims on behalf of Lessee, with counsel reasonably acceptable to Owner. The obligations of Owner contained in this Section shall survive the expiration of the Term or sooner termination of this Agreement.

11.8

Notice of Violations.  Owner shall notify Lessee of potential violation of handling Hazardous Materials and if Owner receives no response from Lessee within five (5) days, and Owner, in its sole discretion, believes that Lessee Contamination has occurred or that Lessee Hazardous Materials Activities are not in compliance with Applicable Environmental Laws, then Owner and its representatives, in addition to any other rights, may have under this Agreement, may enter upon the Property, may inspect Lessee’s operations, and may take environmental samples as Owner deems necessary.  If Owner’s inspection discloses Lessee contamination or non-compliance with Applicable Environmental Laws which was not previously known by Owner, then without limiting any of Owners’s other right of remedies, Owner shall be entitled to prompt reimbursement of its costs of inspection and testing upon presentation to Lessee of billing statements substantiating such costs.

11.9

Environmental Indemnity.  Lessee shall promptly reimburse, indemnify, defend (with legal counsel acceptable to Owner, whose consent shall not unreasonably be withheld) and hold harmless Owner, its employees, assigns, successors-in-interest, agents and representatives from any and all claims, liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorney’s fees, consultant’s fees and other expert’s fees and costs), and damages, which arise from or relate to:  (a) Lessee Hazardous Materials Activities; (b) Lessee Contamination; (c) any non-compliance with Applicable Environmental Laws in connection with Lessee’s use of the Property; or (d) a breach of any obligation of Lessee under this Section.

11.10

Survival.  The provisions of this Section are in addition to the other provisions of this Agreement and shall survive any termination or expiration of this Agreement.

12.

Property Maintenance and Work Commitment.

12.1

Annual Assessment Work.  To the extent required by law, beginning with the annual assessment work period of September 1, 2011 to September 1, 2012, and for each subsequent annual assessment work year commencing during the term of this Agreement, Lessee shall perform,  for the benefit of the Property,  work of a type customarily deemed applicable as assessment work and of sufficient value to satisfy the annual assessment work requirements of all applicable federal, state and local laws, regulations and ordinances, if any, and shall prepare evidence of the same in form proper for recordation and filing, and shall timely record and/or file such evidence in the  appropriate federal, state and local office as required by applicable Federal, State, County and local laws, regulations and ordinances.  If Lessee elects to terminate this Agreement on or after June 1 of each year while this Agreement is in effect, Lessee shall be legally bound and obligated to perform annual assessment work and prepare, record and/or file evidence of the same for the following annual assessment year.  Lessee shall deliver to Owner proof of Lessee’s performance of its obligations under this Section not less than forty-five (45) days before the applicable deadline for compliance with the applicable deadline for maintenance of the unpatented mining claims which comprise part of the Property. This Section shall survive termination of this Agreement.

12.2

Federal, State and County Mining Claim Maintenance Fees.   If under  applicable federal laws and regulations federal annual mining claim maintenance fees are required to be paid for the unpatented mining claims which constitute all  or part of the Property, beginning with the annual assessment work period of September 1, 2011 to September 1, 2012, Lessee shall timely and properly pay the Federal, State and County  annual mining claim maintenance fees, and shall execute and record or file, as applicable, proof of payment of the Federal, State and County annual mining claim maintenance fees and of Owner intention to hold the unpatented mining claims which constitute the Property.  If Lessee elects to terminate this Agreement on or after June 1 of each year while this Agreement is in effect, Lessee shall be legally bound and obligated for payment of the Federal, State and County annual mining claim maintenance fees for the following annual assessment year, and prepare, record and/or file evidence of the same for the following annual assessment year.  Lessee shall deliver to Owner proof of Lessee’s performance of its obligations under this Section not less than forty-five (45) days before the applicable deadline for compliance with the applicable deadline for maintenance of the unpatented mining claims which comprise part of the Property. This Section shall survive termination of this Agreement.

12.3

Work Commitment.  As a condition to the continued effectiveness of this Agreement, Lessee must expend during the term of this Agreement on or for the exploration and development of the Property the sums described below.  The work commitment expenditures may consist of expenses incurred as follows: geochemical, geological and geophysical surveys and sampling of the Property, salaries and wages spent directly on field related expense on the project , travel and lodging expenses, consultants' and contractors' fees, drilling, sample and assay costs, location, amendment  and  relocation  of  unpatented  mining claims,  and  all  other  expenses  reasonably  incurred  by  Lessee  to  explore  and  develop  the Property.  Federal and County Mining Claim Maintenance Fees and staking and filing fees are not expenses that Lessee may expense towards the Work Commitment.  Lessee shall deliver annually within 30 days of the effective anniversary date documentary evidence sufficient to prove the work commitment expenditures.  The work commitment expenditures are as follows:

Lease Year

Amount

First Lease Year

$10,000.00

Second Lease Year

$25,000.00

Third Lease Year

$50,000.00

Fourth Lease Year

$100,000.00

Fifth Lease Year and thereafter

$250,000.00

All work expenditures made by Lessee during any Lease Year in excess of the work commitment expenditures required for such Lease Year shall be credited, as far as they will go, against work commitment requirements for any subsequent Lease Year. For any work commitment expenditure not fulfilled with the above work commitment time frames, the difference between the actual expenditure and the minimum work commitment expenditures shall be paid to Owner at a rate of 75% of the remaining expenditure in US dollars as the fulfillment of lessee’s obligation and lessee shall be entitled to keep (and not expend) 25% of such remaining expenditure.

13.

Amendment of Mining Laws.    The parties acknowledge that legislation for the amendment or repeal of the mining laws of the United States applicable to the Property has been, and in the future may be, considered by the United States Congress.  The parties desire to insure that any and all interests of the parties in the lands subject to the unpatented mining claims which comprise all or part of the Property, including any rights or interests acquired in such lands under the mining laws as amended, repealed or superseded, shall be part of the Property and shall be subject to the Agreement.  If the mining laws applicable to the unpatented mining claims subject to  this  Agreement  are  amended,  repealed  or  superseded,  the  conversion  or  termination  of Owner's interest in the Property pursuant to such amendment, repeal or supersession of the mining laws shall not be considered a deficiency or defect in Owner's title in the Property, and Lessee shall have no right or claim against Owner resulting from the conversion, diminution, or loss of Owner's interest in and to the Property, except as expressly provided in this Agreement. The Lessee shall be obligated to execute and pay for incorporating these regulated changes.

If pursuant to any amendment or supersession of the mining laws Owner is granted the right to convert its interest in the unpatented mining claims comprising the Property to a permit, license, lease, or other right or interest, all converted interests or rights shall be deemed to be part of the Property subject to this Agreement.  Upon the grant or issuance of such converted interests or rights, the parties shall execute and deliver an addendum to this Agreement, in recordable form, by which such converted interests or rights are made subject to this Agreement.

14.

Relationship of the Parties.

14.1

No Partnership.  This Agreement shall not be deemed to constitute any party, in its capacity as such, the partner, agent or legal representative of any other party, or to create any joint  venture,  partnership,  mining  partnership  or  other  partnership  relationship  between  the parties.

14.2

Competition.  Except as expressly provided in this Agreement, each party shall have the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavors of any sort outside the Property or outside the scope of this Agreement, whether or not competitive with the endeavors contemplated under this Agreement, without consultation with or participation of the other party.  In particular, without limiting the foregoing, neither party to this Agreement shall have any obligation to the other as to any opportunity to acquire any interest, property or right offered to it outside the scope of this Agreement.

15.

Inspection.  Owner or Owner’s duly authorized representatives shall be permitted to enter on the Property and Lessee’s workings at all reasonable times for the purpose of inspection, but they shall enter on the Property at their own risk and in such a manner which does not unreasonably hinder, delay or interfere with Lessee’s operations.

16.

Title.   Owner represents to Lessee to the best of their knowledge and belief as follows:  (a) the unpatented mining claims which were located by Owner and which are part of the Property were properly located in accordance with applicable federal and state laws and regulations; (b) the unpatented mining claims which are part of the Property are in good standing, and subject to the paramount title of the United States,  Owner has the good right and full power to lease and to convey the unpatented mining claims which are part of the property; (c) the unpatented mining claims are free and clear of adverse claims, liens or encumbrances and Owner has good and marketable title to the Property; and, (d) the assessment work requirements for the claims have been performed and all filings and recordings of proof of performance have been made properly and the federal annual mining claim maintenance and rental fees have been paid properly.   Owner disclaims any representation or warranty concerning the existence or proof of a discovery of locatable Minerals on or under the Property.

17.

Covenants, Warranties and Representations.  Each of the parties covenants, warrants and represents for itself as follows:

17.1

Compliance with Laws.  That it has complied with all applicable laws and regulations  of  any  governmental  body,  federal,  state  or  local,  regarding  the  terms  of  and performance of its obligations under this Agreement.

17.2

No Pending Proceedings.  That there are no lawsuits or proceedings pending or threatened which affect its ability to perform the terms of this Agreement.

17.3

Costs.  That it shall pay all costs and expenses incurred or to be incurred by it in negotiating  and  preparing  this  Agreement  and  in  closing  and  carrying  out  the  transactions contemplated by this Agreement.

17.4

Brokers.    That  it  has  had  no  dealings  with  any  agent,  broker  or  finder  in connection with this Agreement, and shall indemnify, defend and hold the other party harmless from and against any claims that may be asserted through such party that any agent’s broker’s or finder’s fee is due in connection with this Agreement.

17.5

Patriot Act.  That it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

17.6

Lessee represents and warrants to Owner that:

a)

it is qualified to acquire and dispose of interests in, and to explore, develop and exploit, mining properties in the State of Nevada;

b)

it has full power, capacity and authority to carry on its business and to enter into and perform its obligations under this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

c)

all necessary corporate and shareholder or partnership approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this Agreement valid and binding on it;

d)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by its constating documents or any agreement to which it is a party;

30

it is familiar with the laws and regulations that relate to the Property (including without limitation, the laws and regulations of the Nevada State Land Department); and,

f)

there is no finders’ fee or other obligations imposed upon the Lessee related to the execution of the Option, and the Lessee shall indemnify and hold harmless the Owner from any such claim.

17.7

Owner hereby represents and warrants to Lessee that:

a)

they have full power, capacity and authority to enter into and perform its obligations under this Agreement and any agreement or instrument referred to or contemplated herein;

b)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which Owner is a party;

c)

each of the unpatented mining claims included in and comprising the Property have been duly issued by the State of Nevada and are in good standing and Vendors hold an undivided, sole and exclusive 100% interest in and to each of the permits comprising the Property, free and clear of all liens, charges, royalties and encumbrances;

d)

there are no pending or threatened actions, suits, claims or proceedings regarding the Property or any portion thereof of which Owner is aware;

e)

they do not warrant the accuracy of any data or technical information furnished to Lessee either before or subsequent to the execution of this Agreement; and

f)

they have the exclusive right to enter into this Agreement, have not made any sale, lease or agreement affecting the rights granted herein, and have all necessary powers and authority to dispose of any and all rights, titles and interests in and to the Property in accordance with the terms of this Agreement.

17.8

The representations and warranties set forth herein are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Property by Lessee and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

18.

Termination by Expiration, Default or Agreement.  This Agreement shall terminate as expressly provided herein, unless earlier terminated by mutual written agreement.

18.1

Termination by Lessee and Quitclaim Deed. Lessee may at any time terminate this Agreement by giving thirty days (30) written notice to Owner.  If Lessee terminates this Agreement, Lessee shall perform all obligations and pay all payments which accrue or become due before the termination date.  At the signing of this Agreement, Lessee shall execute a Quitclaim Deed and Assignment in form acceptable by Owner and for recording that will be held in escrow at Lessee’s sole expense, which shall transfer any and all Lessee’s right, title and interest in the Property to Owner.  Within ten (10) days after termination of this Agreement by Lessee, the parties agree that the Quitclaim Deed and Assignment shall be released to Owner.

18.2

Default by Lessee and Termination by Owner.  Any material failure by Lessee to perform any of its covenants, liabilities, obligations or responsibilities under this Agreement and in particular obligations and payments shall be a default.   Owner may give Lessee written notification of a default and if the default is not remedied within thirty (30) days after receipt of the notice, (provided the default can reasonably be cured within the time, or, if not, if Lessee has not within that time commenced action to cure the same or does not after such commencement diligently prosecute such action to completion), this Agreement shall expire and terminate immediately and Owner shall deliver a Termination Notice.  Upon Termination, Lessee shall have no rights, titles or interests of any and all kinds whatsoever in the Property or any other rights.  On termination of this Agreement based on Lessee’s default, within ten (10) days after termination, Lessee shall and the right to instruct and authorize the escrow company or Lessee’s attorney to release and deliver to Owner the Quitclaim Deed and Assignment.

18.3

Continuing Obligations and Environmental Liabilities.  During the Term of this Agreement and after termination or expiration under this Section 18, Lessee shall remain liable for liabilities to Owner and/or third parties arising out of or related to Lessee's use of and/or activities on the Property, including environmental liabilities and related bonding requirement.  Lessee's liabilities and obligations shall include environmental damage and liabilities, which are caused by or as a result of work done on the Property as described in Section 6 of this Agreement.  This provision shall survive expiration or termination of this Agreement.

18.4

Surrender of the Property and Disposition of Assets on Termination.  On expiration or termination of this Agreement, Lessee shall take all actions necessary to wind up the activities on the Property and to promptly cease all operations on the Property.  On Lessee’s termination of this Agreement, Lessee shall give Owner a ninety (90) day option to have transferred to Owner any and/or all of Lessee’s rights, titles, interests, personal property, including, but not limited buildings, equipment and structures and Data on the Property without cost, and free and clear of all encumbrances.  If Owner elects not to transfer any portion and/or all of Lessee’s rights, titles, interests, personal property, buildings, equipment and structures and Data on the Property Lessee at its sole cost shall remove from the Property within one hundred eighty (180) days of the expiration or termination of this Agreement, all or that portion of Lessee’s personal property, buildings, equipment and structures Owner elected not to have transferred to their sole right, title and interest.  All costs and expenses incurred in connection with the removal or disposal of any and/or all of the personal property, including all buildings, equipment and structures and Data on the Property and the termination of this Agreement and any business related to this Section shall be expenses chargeable to Lessee and reimbursed to Owner or its Affiliates. This provision shall survive expiration or termination of this Agreement.

18.5

Right to Data after Termination.  Within thirty (30) days following termination or expiration of this Agreement, Lessee shall deliver to Owner at its sole costs all Data, as defined in Section 1 Definitions, , a digital and a hard copy of  all factual and interpretative Data, and at Owner’s request and option, Lessee shall deliver to Owner at Owner’s requested location, all or a portion of all drilling samples, core, chip trays, hand samples, pulps, pan concentrates, rocks and soil samples taken or associated with the Property or in Lessee’s possession.   Lessee shall pay all reasonable costs of written, hard-copy and digital reproductions.

18.6

Non-Compete Covenants.  Should Lessee terminate this agreement, Lessee shall not directly or indirectly acquire any rights, titles or interests to any portion of the Property, for a period of two (2) year from the date of termination.   If Lessee breaches this Section, Lessee shall be obligated and shall within fifteen (15) days of the breach, convey to Owner,  without cost, any and all such interest or any and all other rights, titles and interests so acquired by Lessee.  Such conveyance shall be made in writing and can be accepted by Owner at any time within ninety (90) days after the offer is delivered and received by Owner.  Failure of Lessee to comply with this Section shall be a breach by Lessee of this Agreement, and Owner shall have any and all legal recourse to recoup its losses and damages at Lessee’s sole expense, including but not limited to attorney and legal fees.

18.7.

Continued Authority.  On termination of the Agreement, Lessee shall complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of operations prior to such termination or withdrawal.  Owner shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of both parties and the Property, and take any other reasonable action.

19.

Confidentiality.  The terms of this Agreement and any data and information,  coming into the parties’ possession by virtue of this Agreement shall be deemed confidential and shall not be disclosed to outside third parties except as may be  required to publicly record or protect  title  to  the  Property  or  to  publicly  announce  and  disclose  information  under Governmental Regulations or under the rules and regulations of any stock exchange on which the stock of any party, or the parent or affiliates of any party, is listed.   Neither party shall disclose any confidential information without written permission of the other party, which shall not be unreasonable withheld.  If either party negotiates for a transfer of all or any portion of its interest in the Property or under this Agreement or negotiates to procure financing or loans relating to the Property, in order to facilitate any such negotiations such party shall have the right to furnish information to third parties, provided that each third party to whom the information is disclosed agrees to maintain its confidentiality in the manner provided in this Section.

20.

Assignment.

20.1

Assignments and Transfers.  This Agreement and the terms and the conditions hereof shall be freely assignable and shall be binding upon and extend to the successors, heirs, and assigns of the parties; provided, however, that: (a) no transfer, assignment, royalty or other monies payable or the rights hereunder, however accomplished, shall operate to enlarge the obligations or diminish the rights of the parties; and (b) no assignment or transfer by Owner or Lessee shall be effective until Lessee or Owner has received written notice of such assignment or transfer.  Upon an assignment or transfer, the assigning party and its assignee shall give written notice of such assignment to the non-assigning party, specifying therein the name(s) and address(s) (for notices and payments) of the assignee and the rights, titles and interests assigned.  Following an assignment or transfer by Owner or Lessee, the assignee or transferee shall be deemed to be included in the term “Owner” or “Lessee” for all purposes of this Agreement.

20.2

Lessee’s Assignment.  Lessee may assign or sublease all or any part of its interest in this Agreement or the Property.

20.3

Owner’s Assignment.   Owner shall have the right to assign, convey, encumber, sublease, grant any concession, or license or otherwise transfer all or any part of its interest in this Agreement or the Property.  No change in ownership in the Property shall affect Lessee's obligations under this Agreement unless and until Owner delivers and Lessee receives copies of the documents which demonstrate the change in ownership of Owner's interest.  Until Lessee receives Owner's notice and the documents required to be delivered under this Section, Lessee shall continue to make all payments under this Agreement as if the transfer of Owner's interest had not occurred.  No division of Owner's interest as to all or any part of the Property shall enlarge Lessee's obligations or diminish Lessee's rights under this Agreement.

21.

Memorandum Agreement.  The parties shall execute and deliver a memorandum of this Agreement.  The execution of the memorandum shall not limit, increase or in any manner affect any of the terms of this Agreement or any rights, interests or obligations of the parties.

22.

Notices.  Any notices required or authorized to be given by this Agreement shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section.  Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee’s local time shall be deemed delivered the next day.

If to Owner:

Mountain Gold Claims, LLC, Series 15

PO Box 21146

Reno, NV  89515

775-849-1985

AND

Lane A. Griffin and Associates

321 Spokane Street

Richland, WA 99354

206-790-3346

Delivery of all Data to:

Mountain Gold Claims, LLC Series 15

760 Brenda Way

Washoe Valley, Nevada 89704

If to Lessee:

North Springs Resources Corp.

200 S Virginia, 8th Floor

Reno, NV 89501

(775) 398-3078

23.

Binding Effect of Obligations.   This Agreement shall be binding upon and inure to the benefit of the respective parties and their successors or assigns.

24.

Entire Agreement.  The parties agree that the entire agreement between them is written in this Agreement and in a memorandum of agreement to be subsequently executed.  There are no terms or conditions, express or implied, other than expressly stated in this Agreement.  This Agreement may be amended or modified only by a written instrument signed by the parties with the same formality as this Agreement.

25.

Governing Law and Forum Selection.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.  Any action or proceeding concerning the construction, or interpretation of the terms of this Agreement or any claim or dispute between the parties shall be commenced and heard in the State of Nevada.

26.

Multiple   Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

27.

Severability.  If any part, term or provision of this Agreement is held by a court of competent  jurisdiction  to  be  illegal  or  in  conflict  with  any  Governmental  Regulations,  the validity  of  the  remaining  portions  or  provisions  shall  not  be  affected,  and  the  rights  and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

28.

Time of Essence.  Time is of the essence in the performance of the parties’ obligations under this Agreement.

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 [SIGNATURE PAGE FOLLOWS]

The parties have executed this Agreement effective as of the Effective Date.

LEASEE:

North Springs Resources Corp.

/s/ Harry Lappa ____________________________    Date:_8/2/2011____________

By:  Harry Lappa, President

OWNERS:

Mountain Gold Claims, LLC Series 15

_________________________________________

Date: ___________________

By:  Thomas Callicrate, Manager

Lane A. Griffin

__________________________________________

 Date: ___________________

By:   Lane A. Griffin

EXHIBIT A

To

North Springs Property

Exploration and Mining Lease and Option to Purchase Agreement

_________________________________________________________________________

DESCRIPTION OF PROPERTY, INCLUDING THE AREA OF INTEREST

A.

Property: The following unpatented lode mining claims located in the Mineral Ridge Mining District, Township 1and 2 South, Range 38 East, Esmeralda County, Nevada.

B.

Claim Group Names

Name of Claim

BLM NMC No.

County File No.

NS 1, 2

824798 - 824799

155325, 155326

NS 3-8

879666 - 879671

161357-161361

CS 1, 2

824796 - 824797

155322, 155323

CS 3-6

879660 – 876663

161350-161353

NSP 29, 30

884103 – 884104

161763, 161764

C.

Area of Interest: There shall be an Area of Interest (AOI) exterior to the boundary of the claims as described: T 1S, R38E, sections 28, 29, 30, 31 32, and 33, and T 2S, R38E, sections 4, 5 and N ½ 6.

Exhibit B

To

North Springs Property

Exploration and Mining Lease and Option to Purchase Agreement

_________________________________________________________________________________________

DESCRIPTION OF ROYALTY – NET SMELTER RETURNS

Lessee:

North Springs Resources Corp.

Owner:

Mountain Gold Claims, LLC Series 15 and Lane A. Griffin

1.

Definitions.   The terms defined in the instrument to which this Exhibit is attached and made a part of shall have the same meanings in this Exhibit. The following definitions shall apply to this Exhibit.

1.1

“Gold Production” means the quantity of refined gold outturned to Lessee’s account by an independent third party refinery for gold produced from the Property during the month on either a provisional or final settlement basis.

1.2

 “Gross Value” shall be determined on a month basis and have the following meanings with respect to the following Minerals:

1.2.1

Gold

a)

If Lessee sells gold concentrates, dore or ore, then Gross Value shall be the value of the gold contained in the gold concentrates, dore and ore determined by utilizing (1) the mine weights and assays for such gold concentrates, dore, and ore; (2) a reasonable recovery rate for the refined gold recoverable from such gold concentrates, dore and ore (which shall be adjusted annually to reflect the actual recovery rate of refined metal from such gold concentrates, dore and ore); and (3) the Monthly Average Gold Price for the month in which the gold concentrates, dore, and ore were sold.

b)

If Lessee produces refined gold (meeting the specifications of the London Bullion Market Association, and if the London Bullion Market Association no longer prescribes specifications, the specifications of such other association generally accepted and recognized in the mining industry)  from Minerals, and if Section 1.2.1 (a) above is not applicable, then for purposes of determining Gross Value, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined. The Gross Value shall be determined by multiplying Gold Production during the month by the Monthly Average Gold Price.

1.2.2

Silver

a)

If Lessee sells silver concentrates, dore, or ore, then Gross Value shall be the value of the silver contained in the silver concentrates, dore, or ore determined by utilizing: (1) the mine weights and assays for such silver concentrates, dore or ore; (2) a reasonable recovery rate for the refined silver recoverable from such silver concentrates, dore and ore (which shall be adjusted annually to reflect the actual recovery rate of refined metal from such silver concentrates, dore and ore); and (3) the Monthly Average Silver Price for the month in which the silver concentrates, dore or ore were sold.

b)

If Lessee produces refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harmon, and if Handy & Harmon no longer publishes such specifications, the specifications of such other association or entity generally accepted and recognized in the mining industry) from Minerals, and if Section 1.2.2 (a) above is not applicable, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined. The Gross Value shall be determined my multiplying Silver Production during the month by the Monthly Average Silver Price.

1.2.3

All Other Minerals

a)

If Lessee sells any concentrates, fore or ore of Minerals other than gold or silver, then Gross Value shall be the value of such Minerals determined by utilizing: (1) the mine weights and assays for such Minerals: (2) a reasonable recovery rate for the Minerals (which shall be adjusted annually to reflect the actual recovery rate of recovered or refined metal or product from such Minerals); and (3) the monthly average price for the Minerals or product of the Minerals for the month in which the concentrates, dore or ore was sold. The monthly average price shall be determined by reference to the market for such Minerals or product which is recognized in the mining industry as authoritative and reflective of the market for such Minerals or product.

b)

If Lessee produces refined or processed metals from Minerals other than refined gold or refined silver, and if Section 1.2.3 (a)  above is not applicable, then Gross Value shall be equal to the amount of the proceeds received by Leases during the month from the sale of such refined or processed metals. Lessee shall have the right to sell such refined or processed metals to an affiliated party, provided that such sales shall be considered, solely for purposes of determining Gross Value, to have been sold at process and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

1.3

“Minerals” means gold, silver, platinum, antimony, mercury, copper, lead, zinc, and all other mineral elements, and mineral compounds and geothermal resources which are contemplated to exist on the Property or which are after the Effective Date discovered on the Property and which can be extracted, mined, or processed by any method presently known or developed or invented after the Effective Date.

1.4

“Monthly Average Gold Price” means the average London Bullion Market Association Afternoon Gold Fix, calculated by dividing the sum of all such process reported for the month by the number of days for which such process were reported during that month. If the London Bullion Market Association Afternoon Gold Fix ceases to be published, all such references shall be replaced with references to prices of gold for immediate sale in another established market selected by Lessee, as such prices are published in Metals Week magazine and if Metals Week magazine no longer publishes such prices, the prices of such other association or entity generally accepted and recognized in the mining industry.

1.5

“Monthly Average Silver Price” means the average New York Silver Price as published daily by Handy & Harmon, calculated by dividing the sum of all such prices reported for the month by the number of days in such month for which such prices were reported. If the Handy & Harmon quotations cease to be published, all such references shall be replaced with references to prices of silver for immediate sale in another established market selected by Lessee as published in Metals Week magazine, and if Metals Week magazine no longer publishes such prices, the prices of such other association or entity generally accepted and recognized in the mining industry.

1.6

“Net Smelter Returns” means the Gross Value of all Minerals except for barite and barium Minerals, less the following costs, charges, and expenses paid or incurred by Lessee with respect to the refining and smelting of such Minerals.

1.6.1

Charges for smelting and refining (including sampling, assaying and penalty charges), but not any charges or costs of agglomeration, beneficiation, crushing, extraction, milling, mining, or other processing.

1.6.2

Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses insured by reason of or in the course of such transportation) of concentrates or dore metal from the Property to the smelter or refinery, but not any charges or costs of transportation of Minerals or ores from any mine on the Property to an autoclave, concentrator, crusher, heap or other leach process, mill or plant which is not a smelter or refinery.

1.7

“Property” means the real property described in the instrument to which these Net Smelter Returns provisions are attached and made a part.

1.8

 “Silver Production” means the quantity of refined silver outturned to Lessee’s account by an independent third party refinery for silver produced from the Property during the month on either a provisional or final settlement basis.

2.

Payment Procedures

2.1

Accrual of Obligation. Lessee’s obligation to pay the royalty shall accrue and become due and payable upon the sale or shipment from the Property of unrefined metals, dore metal, concentrates, ores or other Minerals or Mineral products or, if refined metals are produced, upon the outturn of refined metals meeting the requirements of the specified published price to Lessee’s account.

2.2

Futures or Forward Sales, Etc. Except as provided in Sections 1.2.1 (a), 1.2.2 (a), and 1.2.3. (a) (regarding sales of unprocessed gold and silver and sales of Minerals other than gold and silver), Gross Value shall be determined irrespective of any actual arrangements for the sale or other disposition of Minerals by Lessee, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver, or other metals produced from Minerals.

2.3

Monthly Calculations and Payments.  Net Smelter Returns Royalties shall be determined on a monthly basis. Lessee shall pay Owner each monthly royalty payment on or before the last business day of the month immediately following the month in which the royalty payment obligation accrued. Lessee acknowledges that late payment by Lessee to Owner of royalty payments will cause Owner to incur costs, the exact amount of which will be difficult to ascertain. Accordingly, if any amount due and payable by Lessee is not received by Owner with ten (10) days after such amount is due, then Lessee shall pay to Owner a late charge equal to ten percent (10%) of such overdue amount. Owner’s acceptance of such late charge shall not constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Owner from exercising any of Owner’s other rights and remedies. If any amount payable by Lessee remains delinquent for a period in excess of thirty (30) days, Lessee shall pay to Owner, in addition to the late payment, interest from and after the due date at the statutory interest rate.

2.4

Statements.  At the time of payment of the Royalty, Lessee shall accompany such payment with a statement which shows in detail the quantities and grades of refined gold, silver, or other metals or dore, concentrates or ores produced and sold or deemed sold by Lessee in the preceding month; the Monthly Average Gold Price and Monthly Average Silver Price, as applicable; costs and other deductions, and other pertinent information in detail to explain the calculation of the payment with respect to such month. Payment shall be made to the address provided in the agreement or instrument to which this Exhibit is attached for purposed of notices or by wire transfer to an account which Owner designates.

2.5

Inventories and Stockpiles. Lessee shall include in all monthly statements a description of the quantity and quality of any gold and silver dore that has been retained as inventory for more than ninety (90) days. Owner shall have thirty (30) days after receipt of the statement to either: (a) elect that the dore be deemed sold with Gross Value to be determined as provided in Sections 1.2.1 (b), with respect to gold, and 1.2.2 (b), with respect to silver, as of such thirtieth (30th) day utilizing the mine weights and assays for such dore and utilizing a reasonable recovery rate for refined metal and reasonable deemed charges for all deductions which Lessee is authorized to take, or (b) elect to wait until such time as the royalty payment otherwise would become payable pursuant to sections 1.2.1 (b) and 1.2.2 (b). The Lessee’s failure to respond within such time shall be deemed to be an election to use the methods described in Sections 1.2.1 (b) and 1.2.2. (b).

2.6

Audit.  Upon reasonable notice and at a reasonable time, the Owner shall have the right to audit and examine the Lessee’s accounts and records relating to the calculation of the Net Smelter Returns royalty payments. If such audit determines that there has been a deficiency or an excess in the payment made to Owner, such deficiency or excess shall be resolved by adjusting the next monthly royalty payment due Owner. Owner shall pay all costs of such audit unless a deficiency of three percent (3%) or more of the royalty payment due for the calendar month in question is determined to exist. All books and records used by Lessee to calculate the royalty payments shall be kept in accordance with generally accepted accounting principles applicable to the mining industry.

2.7

Sampling and Commingling.  Lessee shall have the right to commingle Minerals and ores from the Property and materials from other properties, provided, that Lessee first informs Owner, in writing, of Lessee’s intention to commingle and delivers to Owner a detailed written description of Lessee’s commingling plan. Owner shall have ninety (90) days during which to review, comment on and approve Lessee’s commingling plan. In any and all events, all Minerals and ores shall be measured and sampled by Lessee in accordance with sound mining and metallurgical practices for metal and mineral content before commingling of any such Minerals or ores with materials from any other property. Representative samples of materials from the Property intended to be commingled shall be retained by Lessee, and assays of these samples shall be made before commingling to determine the metal content of each ore. Detailed records shall be kept by Owner showing measurements, assays of metal content and gross metal content of the materials from the Property that are commingled.

Exhibit C

To

North Springs Property

Exploration and Mining Lease and Option to Purchase Agreement

_________________________________________________________________________________________

QUITCLAIM DEED WITH RESERVATION OF ROYALTY

This Quitclaim Deed with Reservation of Royalty (the “Deed”) is made by and among Mountain Gold Claims, LLC Series 15., a Nevada limited liability company, and Lane A. Griffin (collectively, the “Owner”), and North Springs Resources Corp., a Nevada corporation (“NSRS”)

Recitals

A.

Owner and NSRS are parties to the Mining Lease and Option to Purchase Agreement effective as of July 23, 2011 (the “Agreement”), concerning the North Springs Property and other unpatented mining claims situated in Esmeralda County, Nevada, more particularly described in Exhibit A attached hereto and by this reference incorporated in this Deed (collectively the “Royalty Property”), in accordance with which Owner agreed to sell to NSRS all of Owner’s right, title, and interest in and to the Royalty Property, subject to Owner’s reservation to Owner of the production royalty (the “Royalty”) described in this Deed.

B.

Owner and NSRS have closed the purchase and sale of the Royalty Property in accordance with the Agreement.

In consideration of the parties’ rights and obligations under the Agreement, the parties agree as follows:

1.

Quitclaim.   Owner quitclaims to NSRS, and its assigns and successors forever, all of Owner’s right, title and interest in the Royalty Property, except and subject to Owner’s reserved Royalty and the parties’ rights and obligations under this Deed.

2.

Royalty   Owner grants, reserves and retains to itself, and Owner’s assigns and successors forever, and NSRS agrees and covenants to pay to Owner, and Owner’s assigns and successors, a production royalty equal to two percent (2%) of the Net Smelter Returns (“NSR”), as calculated and determined in accordance with Exhibit B attached to and by this reference incorporated in this Deed, NSRS shall have the option and right to purchase one-half (1/2) of the Royalty representing a total of one percent (1%) of the NSR for one million one hundred thousand US dollars ($1,100,000) at any time within ninety (90) days after the commencement of commercial production of Mineral from the Property.

2.1

Burden on Royalty Property.   The Royalty shall burden and run with the Royalty Property, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Royalty Property. On amendment, conversion to a lease or other form of tenure, relocation or patenting or any of the unpatented mining claims which comprise all or part of the Royalty Property, NSRS agrees and covenants to execute, deliver and record in the office of the recorder in which all or any part of the Royalty Property is situated an instrument by which NSRS grants to Owner the Royalty and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

2.2

Payment of the Royalty. NSRS shall calculate and pay the Royalty monthly in accordance with the provisions of Exhibit B. If NSRS does not timely pay the Royalty, Owner may give written notice to NSRS that NSRS is in default of its obligations under this Deed, and unless within five (5) business days of receipt by NSRS of such notice, Owner receives the delinquent Royalty payment, then NSRS shall pay interest on the delinquent payment at the statutory rate determined in accordance with the law of Nevada which shall accrue from the date the delinquent Royalty payment was due to the date of payment of the Royalty and accrued interest.

2.3

Production Records.   NSRS shall keep true and accurate accounts, books and records of all of its activities, operations and production of Minerals on the Royalty Property.

2.4

Minimum Payments. On the dates described below, NSRS shall pay to the Owner the sums (“Minimum Payments”) described below:

                 Date

Payment Amount

Within 10 days of the Effective Date

$9,000.00

First anniversary of the Effective Dat

$12,000.00

Second anniversary of the Effective Date

$15,000.00

Third anniversary of the Effective Date

$25,000.00

Fourth anniversary of the Effective Date

$30,000.00

Fifth anniversary thereafter of the Effective Date

$50,000.00

The Minimum Payments paid by NSRS to Owner under the Agreement or this Deed shall constitute advance royalty payment obligations. NSRS’s Minimum Payment obligation shall terminate on NSRS’s abandonment of the Royalty Property or the cessation of the mining of or exploration for Minerals from the Property and the Area of Interest and NSRS’s delivery of formal notice to regulatory agencies having jurisdiction of NSRS’s operations on the Property and in the Area of Interest that NSRS has ceased operations and commenced reclamation of the mine on the Property or in the Area of Interest.

3.

Commingling   NSRS shall have the right to commingle Minerals from the Royalty Property with Minerals mined from other properties. Not less than sixty (60) days before commencement of commingling, NSRS shall notify Owner and shall deliver to Owner NSRS’s proposed commingling plan for Owner’s review. Before NSRS commingles any Minerals produced from the Royalty Property with Minerals from other properties, the Minerals produced from the Royalty Property and other properties shall be measured and sampled in accordance with sound mining and metallurgical practices for metal, commercial Minerals and other appropriate content. NSRS shall keep detailed accounts and records which show measures, assays of metal, commercial Minerals, and other appropriate content and penalty substances, and gross metal content of the Minerals. From this information, NSRS shall determine the amount of the Royalty due and payable to Owner for Minerals produced from the Royalty Property commingled with Minerals from other properties.

4.

Reports   Not later than March 1 of each year, NSRS shall deliver to Owner a summary report of all exploration, development and mining activities and operations conducted by NSRS on or relating to the Property during the preceding calendar year. Such report shall include estimates of proposed expenditures upon, anticipated production from and estimated remaining ore reserves on the Royalty Property for the succeeding year. NSRS shall provide Owner reasonable access to all data and information generated regarding the Royalty Property.

5.

Inspections   Owner, or its authorized agents or representatives, may enter upon all surface and subsurface portions of the Royalty Property for the purpose of inspecting the Royalty Property and all improvements and operations on the Royalty Property, as well as inspecting and copying all accounts and records, including without limitation such accounts and records which are maintained electronically, pertaining to all activities and operations on or relating to the Royalty Property, the improvements or operations.

6.

Compliance with Laws, Reclamation, Environmental Obligations and Indemnities

2.5

Compliance with Laws.  NSRS shall at all times comply with all applicable federal, state and local laws, regulations and ordinances relating to NSRS’s activities and operations on or relating to the Royalty Property.

2.6

Reclamation, Environmental Obligations and Indemnities. NSRS shall perform all reclamation required under Federal, state, and local laws, regulations and ordinances relating to NSRS’s activities or operations on or relating to the Royalty Property and only those past activities for which NSRS has specifically agreed to accept liability and responsibility for. NSRS shall defend, indemnify and hold harmless Owner from and against any and all actions, claims, costs, damages, expenses (including attorney’s fees and legal costs), liabilities and responsibilities arising from or relating to NSRS’s activities or operations on or relating to the Royalty Property, including those under laws, regulations and ordinances intended to protect or preserve the environment or to reclaim the Royalty Property. NSRS’s obligations under this Section shall survive the abandonment, surrender or transfer of the Royalty Property.

7.

Tailings and Residues.   All tailings, residues, waste rock, spoiled leach materials and other materials (collectively “Materials”) resulting from NSRS’s operations and activities on the Royalty Property shall be NSRS’s sole property, but shall remain subject to the Royalty if they are processed or reprocessed and NSRS receives revenues from such processing or reprocessing. If materials are processed or reprocessed, the Royalty payable shall be determined by using the best engineering, metallurgical, and technical practices and standards then available.

8.

Title Maintenance.

8.1   Title Maintenance and Taxes. NSRS shall maintain title to the Royalty Property, including without limitation, paying when due all taxes on or with respect to the Royalty Property and doing all things and making all payment necessary or appropriate to maintain the right, title and interest of NSRS and Owner, respectively, in the Royalty Property and under this Deed.

8.2

Assessment Work and Mining Claim Maintenance Fees.   NSRS shall perform all required assessment work on, pay all claim maintenance fees and make such filings and recordings as are necessary to maintain title to the Royalty Property in accordance with applicable federal and state laws and regulations. NSRS shall perform the annual assessment work, pay the mining claim maintenance fees and file and record proof of performance and payment and notice of intent to hold the mining claims which constitute the Property.

8.3

Abandonment.   If NSRS intends to abandon or surrender any of the Royalty Property (the “Abandonment Property”), NSRS shall first give written notice of such intention to Owner first right of refusal” with at least sixty (60) days in advance of the proposed date of abandonment or surrender. At any time before the date of NSRS’s proposed abandonment or surrender of the Royalty Property Owner may deliver written notice to NSRS that Owner desires NSRS to convey the Abandonment Property to Owner. In such case, NSRS shall convey the Abandonment Property to Owner free and clear of any claims, encumbrances or liens created by, through or under NSRS. If Owner does not timely request reconveyance of the Abandonment Property, Owner’s right to do so shall be irrevocably terminated.

9.

General Provisions.

9.1

Conflict. If a conflict arises between the provisions of this Deed and the provisions of the Agreement, the provisions of the Agreement will prevail.

9.2

Entire agreement. This Deed and Agreement constitute the entire agreement between the parties.

9.3

Additional documents.   The parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

9.4

Binding Effect.   All of the covenants, conditions, and terms of this Deed shall bind and inure to the benefit of the parties and their successors and assigns.

9.5

No Partnership.   Nothing in this Deed shall be construed to create expressly or by implication, a joint venture, mining partnership or other partnership relationship between the parties.

9.6

Governing Law.   This Deed is to be governed by and construed under the laws of the State of Nevada, County of Washoe County.

9.7

Time of Essence.   Time is of the essence in this Deed.

9.8

Notices. Any notices required or authorized to be given by this Deed shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section. Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee’s local time shall be deemed delivered the next day.

If to Owner:

Mountain Gold Claims, LLC Series 15.

PO Box 21146

Reno, NV  89515

775-849-1985

AND

Lane A. Griffin

321 Spokane Street

Richland, WA 99354

206-790-3346

Delivery of all Data to:

Mountain Gold Claims, LLC Series 15

760 Brenda Way

Washoe Valley, Nevada 89704

If to Lessee:

North Springs Resources Corp.

200 S Virginia, 8th Floor

Reno, NV 89501

(775)398-3078

This Deed is effective July 23, 2011, regardless of the date on which the parties execute this Deed.

Mountain Gold Claims, LLC Series 15

North Springs Resources Corp.

By_______________________________

By  /s/ Harry Lappa____________

Thomas Callicrate

Lane A. Griffin

By_______________________________

Lane A. Griffin

Exhibit D

To

North Springs Property

Exploration and Mining Lease and Option to Purchase Agreement

_________________________________________________________________________________________

MEMORANDUM OF EXPLORATION AND MINING LEASE AND OPTION TO PURCHASE AGREEMENT

Notice is given that Mountain Gold Claims, LLC Series 15 a Nevada limited liability company and Lane A. Griffin (herein collectively referred to as “Owner”) and North Springs Resources Corp., a Nevada corporation (“Lessee”), have entered into the Exploration and Mining Lease and Option to Purchase Agreement concerning the unpatented mining claims situated in Esmeralda County, Nevada, more particularly described in Exhibit A attached to and by this reference incorporated in this Agreement (the “Property”).

Owner has leased the Property to Lessee and has granted to Lessee the option to purchase and acquire title to the Property.  Lessee may assign its rights under the Agreement provided that Owner has first consented to the assignment which shall not be withheld unreasonably.

For purposes of the Agreement and this Memorandum, the addresses of the parties are:

If to Owner:

Mountain Gold Claims, LLC Series 15

PO Box 21146

Reno, NV  89515

775-849-1985

AND

Lane A. Griffin

321 Spokane Street

Richland, WA 99354

206-790-3346

Delivery of all Data to:

Mountain Gold Claims, LLC Series 15

760 Brenda Way

Washoe Valley, Nevada 89704

If to Lessee:

North Springs Resources Corp.

200 S Virginia, 8th Floor

Reno, NV 89501

(775)398-3078

Dated __________________     ____, 2011.

LEASEE:

North Springs Resources Corp.

/s/ Harry Lappa_____________________________

By: Harry Lappa, President

OWNER:

Mountain Gold Claims, LLC Series 15

_________________________________________

By:  Thomas Callicrate, Manager

Lane A. Griffin

__________________________________________

By: Lane A. Griffin

STATE OF NEVADA,

)

ss.

COUNTY OF ESMERALDA

)

This Memorandum of Exploration and Mining Lease and Option to Purchase Agreement was executed before me on ___________________________, 2011, by Thomas E. Callicrate.

______________________________________

Notary Public

STATE OF NEVADA,

)

ss.

COUNTY OF ESMERALDA

)

This Memorandum of Exploration and Mining Lease and Option to Purchase Agreement was executed before me on ___________________________, 2011, by Lane A. Griffin.

______________________________________

Notary Public

STATE OF NEVADA,

)

ss.

COUNTY OF ESMERALDA

)

This Memorandum of Exploration and Mining Lease and Option to Purchase Agreement was executed before me on ___________________________, 2011, by Harry Lappa.

______________________________________

Notary Public

Exhibit E

To

North Springs Property

Exploration and Mining Lease and Option to Purchase Agreement

_________________________________________________________________________________________

NOTICE OF NON-RESPONSIBILITY

When recorded return to:

Mountain Gold Claims, LLC Series 15

Attn: Thomas E. Callicrate

PO Box 21146

Reno, Nevada 89515

Lane A. Griffin

Attn: Lane A. Griffin

321 Spokane Street

Richland, WA 99354

NOTICE OF NON-RESPONSIBILITY

Pursuant to NRS 108.234, Mountain Gold Claims, LLC Series 15, a Nevada limited liability company and Lane A. Griffin (collectively, the “Owner”) hereby give notice that this Notice of Non-Responsibility (the “Notice”) is made on behalf of the Owner, Owner will not be responsible for materials furnished to or labor performed on the North Springs Property unpatented lode mining claims listed in Exhibit A, as well as any future unpatented lode mining claims located and recorded within the Area of Interest as described in Exhibit A attached which are located in Esmeralda County, Nevada, the county recording and BLM filing information for which is more particularly described in Exhibit A attached to and by reference incorporated in this Notice.

1.

The owner of the Property is Mountain Gold Claims LLC Series 15 and Lane A. Griffin (collectively the “Owner”).

2.

The Owner has granted certain rights in the Property to North Springs Resources Corp.

3.

The Owner will not be responsible for any buildings or other improvement constructed on the Property by the Lessee or its assigns, successors or sub-lessees.

4.

For purpose of this Notice the addresses of the Owner and the lessee are:

If to Owner:

Mountain Gold Claims LLC Series 15

PO Box 21146

Reno, NV  89515

AND

Lane A. Griffin

321 Spokane Street

Richland, WA 99354

Delivery of all Data to:

Mountain Gold Claims LLC Series 15

760 Brenda Way

Washoe Valley, Nevada 89704

If to Lessee:

North Springs Resources Corp.

200 S Virginia, 8th Floor

Reno, NV 89501

(775)398-3078

This notice pertains to any work performed by or at the request of North Springs Resources Corp., a Nevada corporation or any of its employees, contractors, subcontractors, parents or subsidiary corporations, assignees, or other providers of services and materials to the unpatented lode mining claims.

Dated this ________ day __________________________, 2011

MOUNTAIN GOLD CLAIMS LLC SERIES 15

A Nevada limited liability company

By: _____________________________________

Thomas E. Callicrate, Manager

STATE OF NEVADA

)

) SS

COUNTY OF ESMERALDA

)

On this _________ day of ________________________, 2011 personally appeared before me, a Notary Public, Thomas E. Callicrate, Manager of Mountain Gold Claims LLC Series, a Nevada limited liability company, who acknowledged that he executed the within Notice of Non-Responsibility.

IN WITNESS THEREOF I have hereunto set my hand and official seal.

My Commission Expires:

________________________________

NOTARY PUBLIC

Lane A. Griffin

By: _____________________________________

Lane Griffin

STATE OF NEVADA

)

) SS

COUNTY OF ESMERALDA

)

On this _________ day of ________________________, 2011 personally appeared before me, a Notary Public, Lane A. Griffin, who acknowledged that he executed the within Notice of Non-Responsibility.

IN WITNESS THEREOF I have hereunto set my hand and official seal.

My Commission Expires:

________________________________